                                                                                                   EXHIBIT 32.1.

Certification of Principal Executive Officer

Pursuant to 18 U.S.C. 1350

(Section 906 of the Sarbanes-Oxley Act of 2002)

I, Dr. Thomas Drees, Chief Executive Officer, and David Nelson, Principal Accounting Officer, of Sanguine Corporation (the "Registrant") do hereby certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge, based upon a review of the Quarterly Report on Form 10-Q for the period March 31, 2009 of the Registrant, as filed with the Securities and Exchange Commission on the date hereof (the "Report"):

 (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

 (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated:  May 19, 2009

By:  /s/ Dr. Thomas Drees

       Dr. Thomas Drees

       Chief Executive Officer

By:  /s/  David Nelson

       David Nelson, Chief Financial Officer

 * A signed original of this written statement required by Section 906 has been provided to Sanguine Corporation and will be retained by Sanguine Corporation and furnished to the Securities Exchange Commission or its staff upon request.